TRUST FOR CREDIT UNIONS

FORM OF FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT, effective as of [____], 2021, to the Distribution Agreement dated May 31, 2012 (the “Agreement”) is entered into by and between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the “Fund”), and CALLAHAN FINANCIAL SERVICES, INC., a Delaware corporation (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Fund and the Distributor desire to amend the series of the Fund covered by the Agreement to add two new Portfolios to the Fund; and

WHEREAS, Section 6 of the Agreement provides that the Agreement may be amended by mutual consent, by a written instrument approved on behalf of the Fund by vote of a majority of those Trustees of the Fund who are not parties to the Agreement or interested persons (as defined in the Investment Company Act of 1940, as amended) of any such party; and

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Defined Terms. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2.	The third “WHEREAS” clause in the Agreement is deleted in its entirety and is replaced with the following:

WHEREAS, the Fund, at present offers shares of the classes and series listed on Exhibit A to this Agreement, as such Exhibit A may be amended from time to time; and

3.	The Agreement is amended by adding Exhibit A attached hereto for the purposes of adding the following series of the Fund to the Agreement:

Enhanced Income Credit Portfolio
Enhanced Income Credit Plus Equity Portfolio

4.
Remainder of Agreement.  Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

ATTEST:	TRUST FOR CREDIT UNIONS

By
[Name]	[Name]
[Title]	[Title]

ATTEST:	By [Callahan Financial Services, Inc., Corporate General Partner]

By
[Name]
[Title]

EXHIBIT A

Portfolio Names

Government Money Market Portfolio
Ultra-Short Duration Portfolio
Short Duration Portfolio
Enhanced Income Intermediate Credit Portfolio
Enhanced Income Credit Plus Equity Portfolio

As approved by the Board of Trustees on
[________], 2021